Exhibit 27(h)(5)(d) VIA and VIAC NDA
EXECUTION VERSION PRIVILEGED AND CONFIDENTIAL

VENERABLE INVESTMENT ADVISERS, LLC
VENERABLE VARIABLE INSURANCE TRUST
February 24, 2025

Venerable Insurance and Annuity Company
1475 Dunwoody Drive, Suite 200
West Chester, Pennsylvania 19380
Attention: Gilbert Chua
Email: Gilbert.Chua@venerable.com
Re:
Non-Disclosure Agreement

Dear Sir or Madam:

This letter agreement (“Agreement”) sets forth the terms and conditions by which you have agreed to abide in order to receive certain non-public, confidential information related to current or future series (the “Funds”) of Venerable Variable Insurance Trust (the “Trust”) (“Confidential Information”).  The Confidential Information is described in Appendix A to this Agreement.
You agree that any Confidential Information is to be used by you solely for the purposes set forth in Appendix A. You represent and agree that you will not share or use the Confidential Information to trade Fund shares on non-public information or otherwise use the Confidential Information in any manner that would harm the Funds or that would be contrary to this Agreement or laws that apply to you. On at least a quarterly basis, you agree to provide written compliance certifications from your chief compliance officer and chief risk officer, in the forms set forth in Appendix B and Appendix C, to the Chief Compliance Officer of Venerable Investment Advisers, LLC (the “Adviser”), the Funds’ investment adviser, and to the Trust’s Chief Compliance Officer.
You agree to maintain the confidentiality of, and not disclose, any Confidential Information provided to you or your directors, officers, employees, agents, or advisors (including without limitation attorneys, accountants, and consultants) (“representatives”), except as otherwise provided herein. You further agree to limit access to the Confidential Information to your representatives who, on a need-to-know basis, are (1) authorized by you to have access to the Confidential Information, and (2) subject to confidentiality obligations no less restrictive than the confidentiality obligations contained in this Agreement, including duties not to trade in Fund shares on non-public information or otherwise use the Confidential Information in any manner that would harm the Funds or that would be contrary to this Agreement or laws that apply to you. Additional terms and conditions under which we have agreed to provide the Confidential Information to you or your representatives are set forth in Appendix A.

You agree that you will not distribute any Confidential Information to persons other than your representatives except in accordance with this Agreement and that, at the request of the Trust, the Funds or the Adviser, you will promptly return or destroy, as directed, all copies of the Confidential Information, provided that (1) you may retain a copy for regulatory and compliance purposes; (2) you shall in no event be required to erase, destroy, or return any information from computer systems, hard drives, tapes, memory, or other electronic forms of information retention processes, materials, or equipment; and (3) all documents, memoranda, notes, and other writings prepared by you or your representatives based on the Confidential Information may be retained by you to the extent preserved in compliance with the terms of this Agreement.
Confidential Information distributed to you or your representatives under this Agreement may be deemed not to be confidential if (1) it is already publicly known, or becomes publicly known, without breach of the confidentiality agreement by the recipient, (2) it is received from a third party and, to the knowledge of the recipient, the disclosure by such third party is not a breach of any agreement to which such third party is subject, or (3) it is authorized in writing (which may be provided via email or other electronic means) by the Funds or their agents to be disclosed.
You acknowledge that any violation by you or your representatives of your obligations under this Agreement, including the unauthorized dissemination of the Confidential Information to other persons or entities (either orally or in writing) and the unauthorized use of the Confidential Information by you or your representatives, could result in the Trust’s, a Fund’s, or the Adviser’s (and your own) violation of applicable law. Accordingly, you agree to indemnify and hold harmless the Trust, the Funds and the Adviser and their respective representatives and affiliates (each an “Indemnified Party”) from and against any and all expenses, losses, liabilities, claims, and damages whatsoever sustained by any Indemnified Party arising from any proceedings, investigations, suits, or actions by any state or federal agency or any private party that are caused by your or your representatives’ violation of this Agreement. By signing this Agreement, you understand and agree that money damages may not be a sufficient remedy for any breach of this Agreement and that the Trust, on behalf of the Funds, and the Adviser shall be entitled to seek equitable relief, including injunctive relief and specific performance, as remedies for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Agreement but shall be in addition to all other remedies available at law or in equity to the Trust, the Funds, and the Adviser.
We make no representation or warranty in this Agreement as to the accuracy or completeness of the Confidential Information. We are not liable under this Agreement for any Confidential Information provided to you or for any expenses, losses, liabilities, claims, or damages whatsoever that you may incur in connection with your use of the Confidential Information. We are providing Confidential Information to you as of a certain date, and the Confidential Information may only be accurate as of that date.

This Agreement constitutes the entire agreement between the parties with respect to your obligations to protect Confidential Information and supersedes any prior or contemporaneous agreements and understandings in connection therewith. This Agreement may be amended, waived, revoked, or terminated only by a written agreement signed by all parties. This Agreement shall automatically terminate two (2) years after the last date on which Confidential Information is provided hereunder; provided that with respect to any Confidential Information that is not returned or destroyed, such Confidential Information shall remain subject to the provisions of this Agreement. In addition, the indemnification and liability provisions set forth in the two immediately preceding paragraphs of this Agreement will survive termination of this Agreement.
This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Delivery of an executed counterpart of this Agreement by facsimile or electronic transmission shall be equally effective as delivery of a manually executed counterpart.
This Agreement shall be governed by, and construed in accordance with, the laws of Pennsylvania, without regard to the conflict-of-law provisions or doctrines thereof.
Please confirm your agreement with the foregoing by signing below. Sincerely yours,
Venerable Investment Advisers, LLC

By:
/s/ Michal Levy
 Name:
Michal Levy
Title:    Head of VIA

Venerable Variable Insurance Trust, on behalf of each of its Funds
By:
/s/ John Bruggeman
 Name:
John Bruggeman
Title:    Assistant Treasurer

ACCEPTED AND AGREED, as of the date first written above:

Venerable Insurance and Annuity Company

By:
/s/ Gilbert Chua
Name:
Gilbert Chua
Title: Head of Risk Strategy

APPENDIX A
Fund Information

Background

From time to time, the Adviser, on behalf of the Trust, will provide, or cause to be provided, Fund Information (as defined below) to Venerable Insurance and Annuity Company (the “Insurer”).  The Funds (either directly or indirectly as investments by other Funds) support (or will support) variable annuity and variable life insurance contracts (the “Contracts”), including Contracts that provide benefits such as death benefits and/or guarantee Contract owners certain lifetime payments under conditions set forth in the Contracts (“Insurance Guarantees”). Separate from the Funds’ operations, the Insurer uses hedging strategies and techniques to manage its liability exposure from the Insurance Guarantees. The Fund Information is “Confidential Information” for purposes of this Agreement.
Information Provided

The information listed below is “Fund Information,” some or all of which may be provided to the Insurer pursuant to and in accordance with this Agreement:

“Pre-Effective Fund Information”
●
Information related to any Fund whose registration is not yet effective with the Securities and Exchange Commission (“SEC”) that is not publicly disclosed (e.g., not included in a publicly available filing with the SEC).
“Portfolio Information”
●
Portfolio characteristics – aggregated, statistical-type information of a Fund or sleeve of a Fund that does not identify, directly or indirectly, specific portfolio holdings. Portfolio characteristics include, but are not limited to, (1) descriptions of allocations by market capitalization range, asset class, factor, sector, industry, geography, types of bonds, bond maturities, bond coupons or bond credit quality ratings; (2) performance- and risk-related statistics such as alpha, beta, r-squared, Sharpe ratio, and standard deviation; (3) descriptive portfolio or sleeve-level statistics such as yield, option-adjusted spread, maturity, duration, P/E ratio, equity delta, DV01 and median market capitalization; and (4) non-security specific attribution analyses, such as those based on investment sub-adviser, asset class, factor, sector, industry, geography or credit quality.

●
Information related to equity investments in companies with sufficiently large market capitalization – the number of shares held by the Funds in the aggregate of a security represented in the S&P 100 and the 100 largest market capitalization securities represented in the MSCI EAFE Index (at each reconstitution) and the percentage of the Funds’ aggregate net asset value represented by such securities, subject to a three-day lag.
●
Stale information – portfolio securities and similar instruments owned by a Fund as of 90 or more calendar days prior to the dissemination of such information.
●
Return information – daily returns of a Fund or sleeve of a Fund as of month end.
“Portfolio characteristics”, “information related to equity investments in companies with sufficiently large market capitalization”, and “stale information” may be used by the Insurer solely for the limited purpose of helping the Insurer manage its risks under the Insurance Guarantees.
Aggregate or individual Portfolio Information shall not include nonpublic information of any Fund with respect to the following: (i) specific portfolio holdings; or (ii) specific trades or pending or contemplated trades in securities or other instruments. In addition, all Portfolio Information is based on post-trade information for the Funds.
Timing of Portfolio Information Transmission

The Adviser will, on a best-efforts basis, transmit, or cause the transmission of, Portfolio Information to the Insurer by 12:00 p.m. ET on any day on which Portfolio Information is provided.
Safeguards and Conditions

The parties agree to the following safeguards and conditions (in addition to the other provisions of this Agreement):
Factual Safeguards

1.
The Portfolio Information will not include any specific portfolio holdings or trade information for any Fund.
Additional Conditions and Representations

1.
The Insurer recognizes that the Trust is willing to share the Portfolio Information solely for the Insurer’s hedging program with respect to the Insurance Guarantees as described in this Agreement, and accordingly the Insurer agrees to use the Portfolio Information only for that purpose, and further agrees not to use the Portfolio Information in any manner that would harm the Funds or that would be contrary to this Agreement or laws that apply to the Insurer.

2.
The Insurer agrees to use the Pre-Effective Fund Information solely in order to meet legal and/or regulatory obligations, including but not limited to legal and/or regulatory obligations with respect to a potential insurance product substitution involving a Fund, and further agrees not to use the Pre-Effective Fund Information in any manner that would harm the Funds or that would be contrary to this Agreement or laws that apply to the Insurer.
3.
The Insurer may not use or further disseminate the Fund Information provided under this Agreement for purposes other than the purpose for which the Fund Information is given, except as may be required by applicable law or legal process or in response to a request from any governmental agency, self-regulatory organization, or comparable entity with appropriate jurisdiction, provided that the Insurer shall provide the Adviser and the Trust written notice prior to such disclosure (unless giving notice is prohibited by law).
4.
The Insurer shall implement compliance policies and procedures to limit the use of the Fund Information shared by the Funds as contemplated under this Agreement, to restrict access to the Fund Information on a need-to-know basis, to maintain confidentiality of the Fund Information, to prohibit use of the Fund Information in any manner that would harm the Funds, and to subject representatives of the Insurer to code of ethics limitations on personal trading that would preclude such personnel from misusing the information.
5.
The Insurer shall provide to the Chief Compliance Officer (“CCO”) of the Adviser and the CCO of the Trust, within fifteen (15) days after the close of each calendar quarter, duly executed certifications by the Insurer’s CCO and chief risk officer, as applicable, in the forms attached hereto as Appendix B and Appendix C.
6.
The Insurer agrees to cooperate with the Adviser’s and the Trust’s CCO (or his/her delegates), and to provide reasonable access and assistance upon reasonable prior notice and during normal business hours, to permit the CCO (or his/her delegates) to review the effectiveness of any procedures implemented by the Insurer that are intended to ensure compliance with this Agreement.
7.
The Insurer acknowledges and agrees that the Trust may disclose the name of the Insurer and information regarding the terms of this Agreement in its registration statements and other filings made with the SEC.
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Appendix B
Form of Quarterly CRO Certification
Use of Fund Information from Venerable Investment Advisers, LLC and Venerable Variable Insurance Trust
I,
, Chief Risk Officer of ______________________ (the “Insurer“), hereby certifies as follows to Venerable Investment Advisers, LLC (the “Adviser”) and Venerable Variable Insurance Trust (the “Trust”) as of the date set forth below with respect to the immediately preceding calendar quarter:
1.
I oversee those Insurer personnel whose responsibilities include activities that require the Fund Information defined in the Non-Disclosure Letter Agreement dated between the Insurer, the Adviser and the Trust (the “Non-Disclosure Agreement”).
2.
I have read and understand the Non-Disclosure Agreement.

3.
I understand the scope of permissible use of the Fund Information by the Insurer, and the related restrictions on trading activities by the Insurer and its personnel based on the Fund Information, as set forth in the Non-Disclosure Agreement.
4.
The Insurer has maintained, and continues to maintain, policies and procedures reasonably designed to ensure that the Insurer complies with the Non-Disclosure Agreement, including the safeguards and representations set forth therein, and such policies and procedures remain in full force as of the date of this Certification.
5.
The Insurer has either (check the applicable box):


not breached any provision of the Non-Disclosure Agreement; or


notified the Adviser and the Trust as promptly as possible of any such breach and the corrective action taken to remedy any such breach.
[NAME]

By:
Name:
Title:
Date:

Appendix C
Form of Quarterly CCO Certification
Use of Fund Information from Venerable Investment Advisers, LLC and Venerable Variable Insurance Trust
I,
, Chief Compliance Officer of ________________________ (the “Insurer“), hereby certifies as follows to Venerable Investment Advisers, LLC (the “Adviser”) and Venerable Variable Insurance Trust (the “Trust”) as of the date set forth below with respect to the immediately preceding calendar quarter:
1.
I have read and understand the Non-Disclosure Letter Agreement dated ______ between the Insurer, the Adviser and the Trust (the “Non-Disclosure Agreement”) regarding the Fund Information (as defined in the Non-Disclosure Agreement).

2.
I understand the scope of permissible use of the Fund Information by the Insurer, and the related restrictions on trading activities by the Insurer and its personnel based on the Fund Information, as set forth in the Non-Disclosure Agreement.
3.
The Insurer has maintained, and continues to maintain, policies and procedures reasonably designed to ensure that the Insurer complies with the Non-Disclosure Agreement, including the safeguards and representations set forth therein, and such policies and procedures remain in full force as of the date of this Certification.
4.
The Insurer has either (check the applicable box):


not breached any provision of the Non-Disclosure Agreement; or


notified the Adviser and the Trust as promptly as possible of any such breach and the corrective action taken to remedy any such breach.
[NAME]

By:
Name:
Title:
Date: